UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     March 30, 2018________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 ITEM 8.01    Other Events.

Litigation Updates
As previously announced, on January 31, 2018, Ply Gem Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pisces Midco, Inc., a Delaware corporation (“Parent”), and Pisces Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), whereby Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
On March 23, 2018, the Company filed a definitive information statement on Schedule 14C (the “Definitive Information Statement”) with the Securities and Exchange Commission (the “SEC”).
As more fully described in the Definitive Information Statement, stockholders of the Company filed two separate putative class action lawsuits in connection with the transaction in Delaware Chancery Court - Miller v. Ply Gem Holdings, Inc., No. 2018 - 0151 (Del. Ch.) and Lowinger v. Ply Gem Industries, et. al., No. 2018 - 0163 (Del. Ch.). On March 19, 2018, the matters were consolidated and plaintiffs moved for a preliminary injunction. The plaintiffs are seeking to enjoin consummation of the Merger or, in the event the Merger is completed, to rescind the Merger or recover money damages on behalf of the stockholders of the Company caused by alleged breaches of fiduciary duties by directors of the Company on the basis of allegedly insufficient and improper disclosures in connection with the transaction.
While the Company and the other defendants believe that the lawsuit challenging the Merger is without merit, that the disclosures set forth in the Definitive Information Statement fully comply with applicable law, and that the Company and the other defendants have valid defenses to all claims, in an effort to minimize the cost and expense of litigation, to provide additional information to the Company’s stockholders, and to avoid the risk of any possible delay in the consummation of the Merger, on March 30, 2018, the Company and the other defendants have agreed to supplement the Definitive Information Statement as described below in this Form 8-K.
Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required.
Supplement to the Definitive Information Statement
In connection with the agreement in principle described above, the Company has agreed to make the below listed supplemental disclosures to the Definitive Information Statement in this Form 8-K.  These supplemental disclosures should be read in conjunction with the Definitive Information Statement, which in turn should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Information Statement.  To the extent that information in this Form 8-K differs from or updates information contained in the Definitive Information Statement, the Definitive Information Statement shall be deemed updated by the information contained in this Form 8-K.
Background of the Merger
The disclosure described under “The Merger - Background of the Merger” on page 15 of the Definitive Information Statement is supplemented as follows:
Each of the confidentiality agreements (whether as part of the 2017 Process or later) contained customary standstill provisions; however, each of the standstill provisions provided an exception for private approaches (i.e., any of the parties who entered into one of those confidentiality agreements could have privately and confidentially approached the Company Board with an acquisition proposal at any time).  Notwithstanding the ability of any of the parties who entered into one of those confidentiality agreements to privately and confidentially approach the Company Board with an acquisition proposal, as a result of the execution and delivery of the Written Consent on January 31, 2018 (the date the Merger Agreement was executed), the requisite stockholder approval has been obtained and, therefore, the Company Board has no ability to change its recommendation and the Company is prohibited from responding to unsolicited proposals and terminating the Merger Agreement to accept a Superior Proposal.

Opinion of the Company’s Financial Advisor
The disclosure described under “The Merger - Opinion of the Company’s Financial Advisor - Discounted Cash Flow Analysis Regarding the Company” starting on page 32 of the Definitive Information Statement is supplemented as follows:
The following table presents projected unlevered free cash flows for the Company (defined as Adjusted EBITDA less cash taxes, less capital expenditures, and less increases in net working capital, each of which were provided by the Company’s management) based on the Base Case Company Forecasts described in “The Merger - Certain Company Forecasts” beginning on page 33 of this Information Statement.

(dollars in millions)	2018E	2019E	2020E	2021E	2022E
Base-Case	145	174	189	189	191
The disclosure described under “The Merger - Opinion of the Company’s Financial Advisor - Other Matters” starting on page 32 of the Definitive Information Statement is supplemented as follows:
From January 1, 2016 through January 31, 2018, Credit Suisse and its affiliates were paid aggregate fees by CD&R and certain of its affiliates, including portfolio companies of CD&R, of approximately $45 million for investment and corporate banking services (based on information provided by CD&R).
Certain Company Forecasts
The table setting forth the Company Forecasts under “The Merger - Certain Company Forecasts” starting on page 33 of the Definitive Information Statement is supplemented to include free cash flows of the Company (as well as the CapEx used to calculate them).  Such table, as so supplemented, is set out in full below:

(dollars in thousands)	2018E	2019E	2020E	2021E	2022E
Base-Case
Single Family Housing Starts............................................	890,000	925,000	950,000	970,000	990,000
Sales...............................................................................	$2,281,584	$2,482,151	$2,552,676	$2,575,236	$2,598,557
Gross Margin ..................................................................	23.2%	23.2%	24.1%	24.2%	24.3%
EBITDA.........................................................................	$260,000	$280,000	$315,000	$320,000	$325,000
Free Cash Flow*..............................................................	$211,000	$230,000	$263,000	$267,000	$270,000
CapEx.........................................................................	$49,000	$50,000	$52,000	$53,000	$55,000

Upside-Case
Single Family Housing Starts............................................	890,000	950,000	1,000,000	925,000	900,000
Sales...............................................................................	$2,294,584	$2,549,670	$2,898,376	$2,823,251	$2,797,526
Gross Margin ..................................................................	23.6%	24.7%	25.6%	25.5%	25.4%
EBITDA.........................................................................	$273,000	$335,994	$420,263	$395,000	$385,000
Free Cash Flow*..............................................................	$224,000	$280,000	$357,000	$336,000	$327,000
CapEx.........................................................................	$49,000	$55,994	$63,263	$59,000	$58,000

Downside-Case
Single Family Housing Starts............................................	890,000	900,000	875,000	850,000	825,000
Sales...............................................................................	$2,281,584	$2,402,129	$2,504,892	$2,479,767	$2,454,262
Gross Margin ..................................................................	23.2%	23.2%	21.9%	21.8%	21.7%
EBITDA.........................................................................	$260,000	$273,000	$250,000	$245,000	$240,000
Free Cash Flow*..............................................................	$211,000	$223,000	$198,000	$197,000	$194,000
CapEx.........................................................................	$49,000	$50,000	52,000	$48,000	$46,000

* Defined as EBITDA less CapEx.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K may contain certain statements that are not historical facts, including the Company’s plans to consummate the Merger and the related financing transactions, as well as the terms and conditions of such transactions and the timing thereof. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the results expressed in or implied by our forward-looking statements, including (i) conditions to the closing of the transaction may not be satisfied; (ii) the transaction may involve unexpected costs, liabilities or delays; (iii) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (iv) the outcome of any legal proceedings related to the transaction; (v) the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (vii) other risks to consummation of the transaction, including with respect to the financing and the risk that the transaction will not be consummated within the expected time period or at all; and (viii) other factors discussed in our news releases, public statements and/or filings with the Securities and Exchange Commission, including our most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of our control and all of these factors are difficult or impossible to predict accurately. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 3, 2018

PLY GEM HOLDINGS, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Executive Vice President, Chief Financial Officer and Secretary